Exhibit 99.1

Date of Virtual 2020 Annual Meeting of Stockholders

Announced by Reading International

CULVER CITY, California - (BUSINESS WIRE) – October 6, 2020 – Reading International, Inc. (NASDAQ: RDI) announced today that, due to the public health impact of the coronavirus pandemic (COVID-19) and to help protect the well-being of our stockholders, employees, family members and the communities in which they live,  Reading will not hold its 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting") in person, but rather virtually through a web-based platform, commencing at 11:00 a.m. Pacific Time, on December 8, 2020.

Voting online at the virtual meeting

Registered stockholders and duly appointed proxyholders, as of the close of business on October 19, 2020 (the record date for the 2020 Annual Meeting), are entitled to join the virtual 2020 Annual Meeting.  Stockholders will be able to communicate, participate in, listen and vote from any location with appropriate internet connectivity.  Details of how to register for and access the virtual meeting will be provided in the Company’s 2020 Proxy Statement.

The Company currently intends to commence electronic mailing of the notice of the 2020 Annual Meeting and definitive Proxy Statement on or about the close of business October 29, 2020 to stockholders of record on October 19, 2020.  In addition, once filed the definitive Proxy Statement will be available for viewing on the Company website, https://investor.readingrdi.com/financials/sec-filings.    Whether or not stockholders plan to participate in the virtual-only 2020 Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the 2020 Annual Meeting.

Stockholder Proposals Submission Deadline

Because the scheduled date of the 2020 Annual Meeting represents a change of more than 30 days from the anniversary of the Company's 2019 Annual Meeting of Stockholders, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to the provisions of the proxy rules of the U.S. Securities and Exchange Commission for inclusion in the Company's proxy materials for the 2020 Annual Meeting.  To be considered for inclusion, such stockholder proposals must be received in writing by the Company at our corporate headquarters at 5995 Sepulveda Blvd, Suite 300, Culver City, CA 90230, Attn: S. Craig Tompkins, Esq., Annual Meeting Secretary, before the close of business on October 16, 2020.

Litigation Update

On October 1, 2020, the Nevada Supreme Court ordered the Trial Court to dismiss the putative Derivative Lawsuit being prosecuted by James J. Cotter, Jr., concluding that Mr. Cotter, Jr. was not an adequate representative of our Company’s stockholders.  In arriving at this conclusion, the Nevada Supreme Court noted, among other things, that “because one of the main remedies Cotter Jr. is seeking is his reinstatement as CEO, his interests are divergent from the shareholders’ interests” and that “Cotter Jr.’s action appears to be vindictively sought in response to his termination as CEO...”  Our Company is now pursuing collection of the approximately $800,000 in costs from Mr. Cotter, Jr. approved by the Nevada Supreme Court, which amount is covered by a bond posted by Mr. Cotter, Jr., in connection with his appeal.

About Reading International, Inc.

Reading International Inc. (NASDAQ: RDI), an internationally diversified cinema and real estate company, is a leading entertainment and real estate company, engaged in the development, ownership and operation of cinemas and retail and commercial real estate in the United States, Australia, and New Zealand.   The family of Reading brands includes cinema brands: Reading Cinemas, Angelika Film Centers, Consolidated Theatres, City Cinemas, and the State Cinema; live theatres operated by Liberty Theatres in the United States; and signature property developments, including Newmarket Village, Auburn Redyard, Cannon Park, and The Belmont Common in Australia, Courtenay Central in New Zealand, and 44 Union Square in New York City.

Additional information about Reading can be obtained from the Company's website: http://www.readingrdi.com.

For investor information contact:

Reading International, Inc.

Gilbert Avanes, Executive Vice President & Chief Financial Officer

Andrzej Matyczynski, Executive Vice President for Global Operations

(213) 235-2240

For media information contact:

Joele Frank, Wilkinson Brimmer Katcher

Kelly Sullivan or Kara Brickman

(212)  355-4449